Exhibit 99.1

CONTACT: Thor Erickson - Investor Relations
+1 (678) 260-3110

Fred Roselli - Media Relations
+1 (678) 260-3421

Lauren Sayeski - European Media Relations
+ 44 (0) 1895 844 300

COCA-COLA ENTERPRISES, INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2013 RESULTS

•	CCE achieved full-year earnings per diluted share of $2.44 on a reported basis, up 8½ percent, or $2.51 on a comparable basis, up 11 percent.

•	Full-year net sales totaled $8.2 billion, an increase of 2 percent on a reported basis, or up ½ percent on a currency neutral basis; both volume and net pricing per case grew slightly.

•
Full-year reported operating income was $914 million, down 1½ percent; full-year comparable operating income was $1.05 billion, up 3 percent, or up 1½ percent on a comparable and currency neutral basis.

•	Fourth-quarter earnings per diluted share totaled 51 cents on a reported basis, or 54 cents on a comparable basis.

•	CCE affirms its expectation for 2014 comparable and currency neutral earnings per diluted share growth of approximately 10 percent.

ATLANTA, February 5, 2014 - Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported full-year 2013 earnings per diluted share of $2.44, or $2.51 on a comparable basis.
Reported operating income for the year totaled $914 million; comparable operating income totaled $1.05 billion, up 3 percent, or up 1½ percent on a comparable and currency neutral basis versus a year ago. Currency translation had a positive impact of approximately 4 cents on full-year comparable earnings per diluted share. Items affecting comparability are detailed on pages 10 through 13 of this release.
“Throughout 2013, we continued to make important progress on delivering long-term, profitable growth as we worked through challenging marketplace and macroeconomic conditions,” said John F. Brock, chairman and chief executive officer. “We achieved solid earnings per share growth, modest growth in both currency neutral net sales and operating income, and strong free cash flow, demonstrating our ability to manage successfully each of the levers of our business.
“Over time, we remain confident in our ability to continue to grow by creating and capturing the opportunities in the expanding nonalcoholic ready-to-drink beverage category, ultimately reaching our most important goal - creating value for our shareowners.”
Operating Review
For the full year, sparkling drinks grew approximately ½ percent, with growth of ½ percent for Coca-Cola trademark brands, including growth of 15 percent for Coca-Cola Zero. Sparkling flavors grew 1 percent, including growth of 12 percent for our energy portfolio. Still beverages declined 3 percent, balanced between declines in water and juices. Total volume in Great Britain grew 1 percent and volume in continental Europe (including Norway and Sweden) declined ½ percent.
Full-year net sales totaled $8.2 billion, up 2 percent on a reported basis, or up ½ percent on a currency neutral basis. Free cash flow for 2013 totaled $524 million.
Net pricing per case for the full year was up slightly and cost of sales per case increased 2 percent. Operating expenses declined approximately 4½ percent. These figures are comparable and currency neutral.
For the fourth quarter, volume grew 2½ percent, driven primarily by growth in Coca-Cola trademark brands, including 20 percent growth for Coca-Cola Zero, and growth in energy. Fourth quarter volume in Great Britain grew 2½ percent, and continental European volume grew 2 percent.

Fourth-quarter net pricing per case declined ½ percent, with growth in cost of sales per case of 1 percent, both on a comparable and currency neutral basis.
Fourth-quarter net sales totaled $2 billion, up 6 percent on a reported basis, or up 3½ percent on a currency neutral basis. Reported operating income totaled $217 million, an increase of 45 percent. On a comparable basis, operating income totaled $232 million, an increase of 12 percent, or 9 percent on a comparable and currency neutral basis.
“Throughout the year, our people faced a series of rapidly evolving challenges, but their efforts, coupled with the success of our marketing programs, drove a return to growth,” said Hubert Patricot, executive vice president and president, European Group.
“In 2014, our people will execute a sound business plan that is well-balanced between marketplace initiatives and investment in our future,” Mr. Patricot said. “We will build on the success of our core brands, enhance our focus on Coca-Cola Zero and energy, and introduce new packaging that we believe will have a positive impact in the market.”

Share Repurchase
CCE began a $1.5 billion share repurchase program in January 2013 and repurchased approximately $1 billion of its shares last year. In December 2013, our Board of Directors approved a new $1 billion share repurchase program - the fourth program since the creation of new CCE. The company plans approximately $800 million in repurchases in 2014. These plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.
Full-Year 2014 Outlook
For 2014, CCE continues to expect earnings per diluted share to grow approximately 10 percent on a comparable and currency neutral basis. Although too early to predict the impact, based on recent rates, currency translation would benefit full-year 2014 earnings per share in a range of 3 percent to 4 percent.

Net sales are expected to grow in a low single-digit range and operating income is expected to grow in a mid-single-digit range. This outlook is comparable and currency neutral.
The company also expects 2014 free cash flow in a range of $600 million to $650 million. Capital expenditures are expected to be approximately $350 million. Weighted average cost of debt is expected to be approximately 3 percent and the comparable effective tax rate for 2014 is expected to be in a range of 26 percent to 28 percent.
Conference Call
CCE will host a conference call with investors and analysts today at 10 a.m. ET. The call can be accessed through the company’s website at www.cokecce.com.

About CCE
    Coca-Cola Enterprises, Inc. (CCE) is the leading Western European marketer, producer, and distributor of non-alcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. We operate with a local focus and have 17 manufacturing sites across Europe, where we manufacture nearly 90 percent of our products in the markets in which they are consumed. Corporate responsibility and sustainability is core to our business, and we have been recognized by leading organizations in North America and Europe for our progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about our company, please visit our website at www.cokecce.com and follow us on Twitter at @cokecce.
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Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and other SEC filings.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Fourth Quarter (a)		Full Year
	2013	2012	2013	2012
Net sales	$2,032	$1,916	$8,212	$8,062
Cost of sales	1,344	1,254	5,350	5,162
Gross profit	688	662	2,862	2,900
Selling, delivery, and administrative expenses	471	512	1,948	1,972
Operating income	217	150	914	928
Interest expense, net	28	25	103	94
Other nonoperating (expense) income	(3)	(1)	(6)	3
Income before income taxes	186	124	805	837
Income tax expense	51	24	138	160
Net income	$135	$100	$667	$677
Basic earnings per share	$0.52	$0.35	$2.49	$2.30
Diluted earnings per share	$0.51	$0.34	$2.44	$2.25
Dividends declared per share	$0.20	$0.16	$0.80	$0.64
Basic weighted average shares outstanding	258	284	268	294
Diluted weighted average shares outstanding	264	291	273	301

(a) Amounts presented for the fourth quarters of 2013 and 2012 have not been audited.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions)

	Year Ended December 31,
	2013	2012
Net income	$667	$677
Components of other comprehensive income (loss):
Currency translations
Pretax activity, net	82	175
Tax effect	—	—
Currency translations, net of tax	82	175
Net investment hedges
Pretax activity, net	(61)	(45)
Tax effect	21	16
Net investment hedges, net of tax	(40)	(29)
Cash flow hedges
Pretax activity, net	21	(11)
Tax effect	(6)	3
Cash flow hedges, net of tax	15	(8)
Pension plan adjustments
Pretax activity, net	57	(126)
Tax effect	(15)	31
Pension plan adjustments, net of tax	42	(95)
Other comprehensive income (loss), net of tax	99	43
Comprehensive income	$766	$720

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2013	2012
ASSETS
Current:
Cash and cash equivalents	$343	$721
Trade accounts receivable	1,515	1,432
Amounts receivable from The Coca-Cola Company	89	66
Inventories	452	386
Other current assets	169	157
Total current assets	2,568	2,762
Property, plant, and equipment, net	2,353	2,322
Franchise license intangible assets, net	4,004	3,923
Goodwill	124	132
Other noncurrent assets	476	371
Total assets	$9,525	$9,510
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,939	$1,844
Amounts payable to The Coca-Cola Company	145	103
Current portion of debt	111	632
Total current liabilities	2,195	2,579
Debt, less current portion	3,726	2,834
Other noncurrent liabilities	221	276
Noncurrent deferred income tax liabilities	1,103	1,128
Total liabilities	7,245	6,817
SHAREOWNERS’ EQUITY
Common stock	3	3
Additional paid-in capital	3,899	3,825
Reinvested earnings	1,577	1,126
Accumulated other comprehensive loss	(331)	(430)
Common stock in treasury, at cost	(2,868)	(1,831)
Total shareowners’ equity	2,280	2,693
Total liabilities and shareowners’ equity	$9,525	$9,510

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2013	2012
Cash Flows from Operating Activities:
Net income	$667	$677
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	308	335
Share-based compensation expense	33	35
Deferred income tax benefit	(77)	(132)
Pension expense less than contributions	(19)	(75)
Changes in assets and liabilities:
Trade accounts receivables	(45)	—
Inventories	(57)	30
Prepaid expenses and other current assets	(21)	(5)
Accounts payable and accrued expenses	100	58
Other changes, net	(56)	24
Net cash derived from operating activities	833	947
Cash Flows from Investing Activities:
Capital asset investments	(313)	(378)
Capital asset disposals	4	13
Settlement of net investment hedges	(21)	—
Other investing activities, net	—	(8)
Net cash used in investing activities	(330)	(373)
Cash Flows from Financing Activities:
Issuances of debt	931	430
Payments on debt	(623)	(16)
Share repurchases under share repurchase programs	(1,006)	(780)
Dividend payments on common stock	(213)	(187)
Other financing activities, net	15	(3)
Net cash used in financing activities	(896)	(556)
Net effect of currency exchange rate changes on cash and cash equivalents	15	19
Net Change in Cash and Cash Equivalents	(378)	37
Cash and Cash Equivalents at Beginning of Year	721	684
Cash and Cash Equivalents at End of Year	$343	$721

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	Fourth-Quarter 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP)	$1,344	471	217	51	$135	$0.51
Items Impacting Comparability:
Mark-to-Market Effects (b)	1	—	(1)	—	(1)	—
Restructuring Charges (c)	(1)	(10)	11	6	5	0.02
Tax Indemnification Changes (d)	—	(5)	5	2	3	0.01
Comparable (non-GAAP)	$1,344	456	232	59	$142	$0.54
		Diluted Weighted Average Shares Outstanding				264

	Fourth-Quarter 2012
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP)	$1,254	512	150	24	$100	$0.34
Items Impacting Comparability:
Mark-to-Market Effects (b)	(5)	(2)	7	2	5	0.02
Restructuring Charges (c)	—	(51)	51	13	38	0.13
Net Tax Items (e)	—	—	—	12	(12)	(0.04)
Comparable (non-GAAP)	$1,249	459	208	51	$131	$0.45
		Diluted Weighted Average Shares Outstanding				291

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(c) Amounts represent non-recurring restructuring charges.
(d) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.
(e) Amounts represent the deferred tax impact related to income tax rate or law changes.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	Full-Year 2013
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$5,350	1,948	914	138	$667	$2.44
Items Impacting Comparability:
Mark-to-Market Effects (c)	(7)	—	7	2	5	0.02
Restructuring Charges (d)	(5)	(115)	120	37	83	0.30
Tax Indemnification Changes (e)	—	(5)	5	2	3	0.01
Net Tax Items (f)	—	—	—	71	(71)	(0.26)
Comparable (non-GAAP)	$5,338	1,828	1,046	250	$687	$2.51
		Diluted Weighted Average Shares Outstanding				273

	Full-Year 2012
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$5,162	1,972	928	160	$677	$2.25
Items Impacting Comparability:
Mark-to-Market Effects (c)	(2)	(2)	4	1	3	0.01
Restructuring Charges (d)	—	(85)	85	24	61	0.21
Net Tax Items (f)	—	—	—	62	(62)	(0.21)
Comparable (non-GAAP)	$5,160	1,885	1,017	247	$679	$2.26
		Diluted Weighted Average Shares Outstanding				301

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.
(f) Amounts represent the deferred tax impact related to income tax rate or law changes.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; in millions)

	Full-Year 2013
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$1,063	$(149)	$914
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	7	7
Restructuring Charges (d)	120	—	120
Tax Indemnification Changes (e)	—	5	5
Comparable (non-GAAP)	$1,183	$(137)	$1,046

	Full-Year 2012
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$1,073	$(145)	$928
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	4	4
Restructuring Charges (d)	85	—	85
Comparable (non-GAAP)	$1,158	$(141)	$1,017

	Fourth-Quarter 2013
	Europe	Corporate	Operating Income
Reported (GAAP)	$259	$(42)	$217
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	(1)	(1)
Restructuring Charges (d)	11	—	11
Tax Indemnification Changes (e)	—	5	5
Comparable (non-GAAP)	$270	$(38)	$232

	Fourth-Quarter 2012
	Europe	Corporate	Operating Income
Reported (GAAP)	$194	$(44)	$150
Items Impacting Comparability:
Mark-to-Market Effects (c)	—	7	7
Restructuring Charges (d)	51	—	51
Comparable (non-GAAP)	$245	$(37)	$208

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE's U.S. GAAP Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to The Coca-Cola Company for periods prior to the Merger.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; in millions, except percentages)

	Fourth-Quarter 2013 Change Versus Fourth-Quarter 2012	Full-Year 2013 Change Versus Full-Year 2012
Net Sales Per Case
Change in Net Sales per Case	2.0%	1.5%
Impact of Excluding Post Mix, Non-Trade, and Other	—%	—%
Bottle and Can Net Pricing Per Case	2.0%	1.5%
Impact of Currency Exchange Rate Changes	(2.5)%	(1.5)%
Currency-Neutral Bottle and Can
Net Pricing Per Case (a)	(0.5)%	—%

Cost of Sales Per Case
Change in Cost of Sales per Case	3.0%	3.5%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%	—%
Bottle and Can Cost of Sales Per Case	3.5%	3.5%
Impact of Currency Exchange Rate Changes	(2.5)%	(1.5)%
Currency-Neutral Bottle and Can
Cost of Sales Per Case (a)	1.0%	2.0%

Physical Case Bottle and Can Volume
Change in Volume	4.0%	—%
Impact of Selling Day Shift	(1.5)%	—%
Comparable Bottle and Can Volume (b)	2.5%	—%

	Full Year
Reconciliation of Free Cash Flow (c)	2013	2012
Net Cash Derived From Operating Activities	$833	$947
Less: Capital Asset Investments	(313)	(378)
Add: Capital Asset Disposals	4	13
Free Cash Flow	$524	$582

Reconciliation of Net Debt (d)	December 31, 2013	December 31, 2012
Current Portion of Debt	$111	$632
Debt, Less Current Portion	3,726	2,834
Less: Cash and Cash Equivalents	(343)	(721)
Net Debt	$3,494	$2,745

(a) The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude items not directly related to bottle and can pricing or cost and currency exchange rate changes.

(b) The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There was one additional selling day in the fourth-quarter of 2013 versus the fourth-quarter of 2012. There were the same number of selling days in the full year 2013 versus the full year 2012.

(c) The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d) The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.